Exhibit 5.1
[LETTERHEAD OF JONES DAY]
July 2, 2010
Kaiser Aluminum Corporation
27422 Portola Parkway, Suite 200
Foothill Ranch, CA 92610

Re:	Registration on Form S-3 of 3,708,922 Shares of Common Stock of Kaiser Aluminum Corporation

Ladies and Gentlemen:
     We have acted as counsel for Kaiser Aluminum Corporation, a Delaware corporation (the “Company”), in connection with the registration for resale from time to time, on a delayed basis, of 3,708,922 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, beneficially owned by the selling stockholder identified in the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Securities Act”) and to which this opinion has been filed as an exhibit.
     In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based upon the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been authorized by all necessary corporate action of the Company, and the Shares are validly issued, fully paid and nonassessable.
     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Certain Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Jones Day